FOR IMMEDIATE RELEASE
June 29, 2004

FOR MORE INFORMATION CONTACT
Investor Relations Department
512-404-5128

                FINANCIAL INDUSTRIES CORPORATION REPORTS RECEIPT
             OF DETERMINATION OF NASDAQ LISTING QUALIFICATIONS PANEL


Austin, Texas, June 29, 2004-Financial Industries Corporation ("FIC") (NASDAQ:FNINE) today announced it has received a letter from Nasdaq informing it of the determination of the Nasdaq Listing Qualifications Panel (the "Panel") regarding the Company's eligibility for continued listing on The Nasdaq National Market. The Panel has determined that the continued listing of the Company's common stock on The Nasdaq National Market is subject to the Company having filed, on or before June 30, 2004, its Form 10-K for the fiscal year ended December 31, 2003, and its Form 10-Q for the quarter ended March 31, 2004. In addition, the Panel's determination requires that (i) the Company provide to Nasdaq, on or before June 30, 2004, information pertaining to matters related to the delayed filing of the Form 10-K for the year ended December 31, 2003 and the Form 10-Q for the quarter ended March 31, 2004 and (ii) the Company's continued eligibility for listing on The Nasdaq National Market is conditioned on the timely filing of all periodic reports with the SEC and Nasdaq for all reporting periods ending on or before June 30, 2005.

As previously reported in its Current Reports on Form 8-K filed on April 23, 2004, and May 21, 2004, the Company is continuing its work on the preparation and filing of its financial statements for the year ended December 31, 2003, and the quarter ended March 31, 2004. However, the Company will not be in a position to complete the filings by the deadline established by the Panel. Accordingly, the Company anticipates that Nasdaq will delist the Company's common stock from The Nasdaq National Market effective as of the opening of business on Thursday, July 1, 2004.

The Company received a notification from Nasdaq on April 6, 2004, that its common stock was subject to delisting from The Nasdaq National Market because the Company had failed to file its Form 10-K annual report for the year ended December 31, 2003, as required by Nasdaq Marketplace Rule 4310(c) (14). The Company requested a hearing with a Listing Qualifications Panel to review the Nasdaq Staff's delisting determination. The hearing was held on April 29, 2004. Pending the Panel's determination on the appeal, the Company's common stock has remained eligible to trade on The Nasdaq National Market, under the trading symbol FNINE.



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The  Company  will seek to arrange  for one or more  market  makers to quote its common stock on the National Quotation Bureau's Pink Sheet quotation service. However, there can be no assurance that the Company will be successful in this regard, and, if it is not successful, there may not be a trading market for the common stock for a period of time or at all.

The Company estimates that it will be on a current basis with respect to the filing of its financial statements with the SEC by the November 9, 2004, due date of its Form 10-Q for the quarter ended September 30, 2004. The Company has not at this time established a date by which it expects to file its Form 10-K for the year ended December 31, 2003, and its Form 10-Q for the quarter ended March 31, 2004. However, the Company plans to announce such filing dates as soon as possible.

Statements in this press release, including those which may relate to the filing of our financial statements for the year ended December 31, 2003, and the quarter ended March 31, 2004, FIC's ability to become current on its reporting obligations, FIC's ability to list on the National Quotation Bureau's Pink Sheet quotation service, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act and are based on a number of risks and uncertainties, including actions by Nasdaq and the results and timing of FIC's review relating to its financial statements. If any of these risks and uncertainties materializes, actual results could differ materially from those indicated in the forward-looking statements.

For more information on FIC, go to http://www.ficgroup.com on the Internet.



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